Exhibit 99.2

ANSYS, INC. THIRD QUARTER and YTD 2012

EARNINGS ANNOUNCEMENT

PREPARED REMARKS

November 1, 2012

ANSYS is providing a copy of its prepared remarks in combination with its earnings announcement. This process and these remarks are offered to provide stockholders and analysts with additional time and detail for analyzing our Q3 and YTD 2012 results in advance of our quarterly conference call. As previously scheduled, the conference call will begin today, November 1, 2012, at 10:30 a.m. Eastern Time and will include only brief overview comments followed by questions and answers. These prepared remarks will not be read on the call.

To access the live broadcast, please visit the Investor Relations section of ANSYS’ Web site at http://investors.ansys.com and click on audio webcasts. The call can also be heard by dialing (800) 860-2442 (US) or (412) 858-4600 (CAN & INT’L) at least five minutes prior to the call and referencing conference code “ANSYS”. A replay will be available within two hours of the call’s completion at http://investors.ansys.com or at (877) 344-7529 (US) or (412) 317-0088 (CAN and INT’L) and referencing the access code 10019986.

Non-GAAP SUPPLEMENTAL INFORMATION

In addition to our GAAP information, ANSYS has historically provided non-GAAP supplemental information. Our reasons for providing this information are described later in this document as well as in our Q3 2012 earnings press release, which can be found on our Web site in the press release section. Reconciliations of GAAP to non-GAAP information are also provided. In line with our historical practice, the financial information below is presented on a supplemental, non-GAAP basis unless otherwise indicated.

THIRD QUARTER 2012 OVERVIEW

The third quarter results validated that we are committed to execute and deliver on our goals. We delivered consolidated non-GAAP revenue of $199.8 million, an increase of 16% in constant currency (12% in reported currency), in the mid-range of our guidance. We finished ahead of the high end of our third quarter guidance on non-GAAP EPS at $0.74, a 12% increase over the third quarter of 2011. Both software license and maintenance grew in double digits and all three of our major geographies delivered double digit revenue growth in constant currency. That being said, there were the usual pockets of strength and weakness in our Q3 revenue results that largely are reflective of the uncertain macroeconomic and political environments that continue to weigh on customer sentiment and the predictability around the closing of deals. Additionally, our key metrics and the long-term fundamentals of the ANSYS business remain intact. We continue to have a solid balance sheet, strong cash flows, and industry-leading margins.

1

Exhibit 99.2

•	We experienced growth in each major product line and continued sales expansion in many of our major accounts, supplemented by the addition of new customers. This is reflected in the combined 17% constant currency (14% reported currency) growth in software license revenues in Q3 2012 as compared to last year’s Q3.

•	Equally as important, our combined maintenance revenue grew 14% in constant currency (11% in reported currency) over Q3 2011 and our recurring revenue base continued to be strong at 71% of Q3 2012 consolidated non-GAAP revenues. There was progress in portfolio sales efforts, cross-selling and customer engagement activities to continue building the pipeline.

•	Our direct and indirect businesses provided 75% and 25%, respectively, of total third quarter revenue.

•	During Q3 2012, we had 14 customers with orders in excess of $1 million. These orders included elements of both new and renewal business. This compares to 14 customers with orders in excess of $1 million in Q3 2011.

•	As we discussed on the last earnings call, we have been and will continue to make judicious investments across many elements of our business. These investments will continue to be balanced against the realities of the ongoing macroeconomic challenges facing both ANSYS and our customers. The non-GAAP operating margin for the third quarter was 51.0%, ahead of our target range. The strong margin performance was driven by a combination of our continued challenges in locating and hiring unique talent to fill planned and open positions and our own ongoing internal discipline around discretionary spending. The GAAP operating margin was also strong at 37.4%.

•	During Q3, ANSYS entered into a lease agreement for its new headquarters in Southpointe II, located less than a mile from its current headquarters. The new 186,000 square-foot facility is scheduled to be ready in the fourth quarter of 2014. The new ANSYS headquarters will be larger than its current 107,000 square-foot headquarters location, providing room for consolidation and future growth. As part of the move, ANSYS will also relocate employees from offices currently located in a separate, 28,000 square-foot facility at Station Square in downtown Pittsburgh.

•	No share repurchases occurred during the third quarter.

2

Exhibit 99.2

REVENUE

ANSYS, Inc.

Q3 2012 vs. Q3 2011 REVENUE COMPARISON

(Unaudited)

										Q3 12 vs. Q3 11 % Growth
	Q3 2012 Non-GAAP Revenue			Q3 2011 Non-GAAP Revenue			Q3 12 vs. Q3 11 % Growth			In Constant Currency
($ in thousands)	Combined	ANSYS	Apache	Combined	ANSYS	Apache	Combined	ANSYS	Apache	Combined

Total Lease	$70,882	$55,066	$15,816	$60,484	$51,456	$9,028	17.19%	7.02%	75.19%	20.77%

Total Paid-Up	$54,005	$53,869	$136	$48,838	$48,783	$55	10.58%	10.43%	147.27%	13.26%

Total Maintenance	$70,273	$69,955	$318	$63,362	$63,204	$158	10.91%	10.68%	101.27%	14.47%

Total Service	$4,672	$4,572	$100	$5,176	$5,061	$115	-9.74%	-9.66%	-13.04%	-5.76%

Total Q3:	$199,832	$183,462	$16,370	$177,860	$168,504	$9,356	12.35%	8.88%	74.97%	15.69%

Esterel Revenue: The Company completed its acquisition of Esterel Technologies, S.A. (“Esterel”) on August 1, 2012. The Q3 2012 “ANSYS” results immediately above and the Q3 YTD 2012 “ANSYS” results immediately below include non-GAAP revenue from the Esterel acquisition as follows (in thousands): lease revenue of $167, paid-up revenue of $1,807, maintenance revenue of $1,166 and service revenue of $169.

3

Exhibit 99.2

ANSYS, Inc.

Q3 YTD 2012 vs. Q3 YTD 2011 REVENUE COMPARISON

(Unaudited)

										Q3 YTD 12 vs. Q3 YTD 11 % Growth
	Q3 YTD 2012 Non-GAAP Revenue			Q3 YTD 2011 Non-GAAP Revenue			Q3 YTD 12 vs. Q3 YTD 11 % Growth			In Constant Currency
($ in thousands)	Combined	ANSYS	Apache	Combined	ANSYS	Apache	Combined	ANSYS	Apache	Combined

Total Lease	$209,738	$162,592	$47,146	$160,758	$151,730	$9,028	30.47%	7.16%	422.22%	33.08%

Total Paid-Up	$154,937	$154,554	$383	$141,867	$141,812	$55	9.21%	8.99%	596.36%	11.74%

Total Maintenance	$203,780	$202,890	$890	$181,683	$181,525	$158	12.16%	11.77%	463.29%	14.42%

Total Service	$14,731	$14,484	$247	$13,857	$13,742	$115	6.31%	5.40%	114.78%	10.14%

Total Q3:	$583,186	$534,520	$48,666	$498,165	$488,809	$9,356	17.07%	9.35%	420.16%	19.56%

In constant currency, total consolidated non-GAAP revenue increased 16% in Q3 2012 as compared to Q3 2011 and 20% for Q3 2012 YTD. Overall, our revenues continue to be fairly consistently spread, with 35% lease, 27% paid-up licenses, 35% maintenance and 2% service for Q3 2012 (sums to 99% due to rounding) and 36% lease, 27% paid-up licenses, 35% maintenance and 3% service for YTD (sums to 101% due to rounding). We saw double digit increases in both lease and paid-up licenses in Q3. Total lease licenses grew 21% in constant currencies (17% in reported currency) and total paid-up licenses grew 13% in constant currency (11% in reported currency). Our maintenance business also continued to grow double digits in both constant and reported currency, with our overall renewal rates continuing to remain strong.

DEFERRED REVENUE

Deferred revenue, including the long-term portion of $32 million, was $306 million as of September 30, 2012. This represents a 30% increase over Q3 2011 and a new, record high for Q3.

4

Exhibit 99.2

GEOGRAPHIC HIGHLIGHTS

ANSYS, Inc.

Q3 2012 vs. Q3 2011 GEOGRAPHIC COMPARISON

(Unaudited)

										Q3 12 vs. Q3 11 % Growth
	Q3 2012 Non-GAAP Revenue			Q3 2011 Non-GAAP Revenue			Q3 12 vs. Q3 11 % Growth			In Constant Currency
($ in thousands)	Combined	ANSYS	Apache	Combined	ANSYS	Apache	Combined	ANSYS	Apache	Combined
North America	$68,521	$58,693	$9,828	$59,969	$54,326	$5,643	14.26%	8.04%	74.16%	14.29%

Germany	$20,435	$20,102	$333	$18,560	$18,488	$72	10.10%	8.73%	362.50%	19.25%
United Kingdom	$8,716	$8,194	$522	$7,797	$7,512	$285	11.79%	9.08%	83.16%	14.15%
Other Europe	$33,568	$32,041	$1,527	$32,508	$31,565	$943	3.26%	1.51%	61.93%	13.66%
Total Europe	$62,719	$60,337	$2,382	$58,865	$57,565	$1,300	6.55%	4.82%	83.23%	15.49%

Japan	$31,740	$30,102	$1,638	$30,209	$29,172	$1,037	5.07%	3.19%	57.96%	5.71%
Other Gen. Int'l Area	$36,852	$34,330	$2,522	$28,817	$27,441	$1,376	27.88%	25.10%	83.28%	29.52%
Total Gen. Int'l Area	$68,592	$64,432	$4,160	$59,026	$56,613	$2,413	16.21%	13.81%	72.40%	17.33%

Total Q3:	$199,832	$183,462	$16,370	$177,860	$168,504	$9,356	12.35%	8.88%	74.97%	15.69%

North America delivered double digit, consolidated revenue growth of 14% in Q3. While the sales pipelines and customer engagement activities in North America remain strong, we did experience pockets of the typical summer slow-down. We also noted, particularly in the last month of the quarter, an increase in cautious customer sentiment due to the various uncertainties in their own businesses.

Despite the long summer break, coupled with the widespread macroeconomic concerns, Europe on whole delivered 15% consolidated growth in constant currency in Q3. Particularly notable was the double digit revenue growth in Germany and the UK, in both constant and reported currency. The volatility and macroeconomic issues, combined with prolonged customer procurement processes, continued to impact the closing of Q3 business. However, the overall sales pipeline, renewal rates and customer engagements in Europe remained intact.

5

Exhibit 99.2

Our General International Area (GIA) showed improvement over the first half of 2012, growing double digits in both constant and reported currency. Consistent with the previous quarters of 2012, the Japan economy continues to struggle with its own macroeconomic issues, particularly around the relative strength of the Japanese Yen and a general weakness in consumer electronics. During the quarter, we continued to focus on and make progress in our Japan organizational recovery plan. In Q3, China, South Korea and Taiwan were notable areas of sales strength across our broad portfolio.

ANSYS, Inc.

Q3 YTD 2012 vs. Q3 YTD 2011 GEOGRAPHIC COMPARISON

(Unaudited)

										Q3 YTD 12 vs. Q3 YTD 11 % Growth
	Q3 YTD 2012 Non-GAAP Revenue			Q3 YTD 2011 Non-GAAP Revenue			Q3 YTD 12 vs. Q3 YTD 11 % Growth			In Constant Currency
($ in thousands)	Combined	ANSYS	Apache	Combined	ANSYS	Apache	Combined	ANSYS	Apache	Combined
North America	$206,412	$176,961	$29,451	$162,969	$157,326	$5,643	26.66%	12.48%	421.90%	26.73%

Germany	$60,906	$59,945	$961	$52,526	$52,454	$72	15.95%	14.28%	1234.72%	23.80%
United Kingdom	$25,149	$23,721	$1,428	$22,697	$22,413	$284	10.80%	5.84%	402.82%	15.47%
Other Europe	$101,414	$96,967	$4,447	$97,668	$96,725	$943	3.84%	0.25%	371.58%	11.18%
Total Europe	$187,469	$180,633	$6,836	$172,891	$171,592	$1,299	8.43%	5.27%	426.25%	15.58%

Japan	$91,228	$86,739	$4,489	$82,637	$81,600	$1,037	10.40%	6.30%	332.88%	8.40%
Other Gen. Int'l Area	$98,077	$90,187	$7,890	$79,668	$78,291	$1,377	23.11%	15.19%	472.98%	25.11%
Total Gen. Int'l Area	$189,305	$176,926	$12,379	$162,305	$159,891	$2,414	16.64%	10.65%	412.80%	16.60%

Total Q3:	$583,186	$534,520	$48,666	$498,165	$488,809	$9,356	17.07%	9.35%	420.16%	19.56%

6

Exhibit 99.2

INDUSTRY HIGHLIGHTS

From our global list of Q3 orders, ANSYS’ software continues to grow in importance, as customers increasingly benefit from the strategic business value of simulation. During Q3 2012, we continued to see growth from a combination of large accounts, multi-nationals, emerging markets and industry verticals with time-sensitive, complex, multiphysics challenges. While many industry sectors showed growth, there were a few sectors which we wanted to highlight:

Automotive:

During Q3 2012, we experienced continued automotive growth across all major geographies, but particularly in North America and GIA. Despite Europe being in the midst of an auto sales slump, the auto industry overall is upbeat about innovation and continuing investment in R&D in all areas, including hybrid vehicles. A variety of factors continue to positively affect the automotive sector from a simulation perspective. Two of the most pronounced drivers, rising gas prices and government regulations, are causing increased technology development for higher mileage cars, including suppliers rapidly ramping up electric vehicle and hybrid electric vehicle component development. ANSYS is well poised to take advantage of new developments in the industry, such as the rapid growth in vehicle connectivity, the continued emphasis on sustainability in the off-highway sector and the improving health of the automakers in general. Investments in high-growth product areas, such as wireless connectivity, smart products, systems design, engine and transmission efficiency improvements, emissions reductions and hydraulics are all areas requiring the breadth and depth of ANSYS’ expanding product portfolio.

Aerospace and Defense:

Despite uncertainty around the future size of the U.S. Department of Defense budget, aerospace and defense continued to remain strong across most regions during Q3. Shrinking defense spending, volatile security environments, fuel cost spikes and increased regulations are driving systems engineering, green product development and operational cost reduction initiatives. The new era of commercial space exploration also provided opportunities for our broad portfolio of solutions, as well as the defense sector’s focus on advancements in Intelligence, Surveillance & Reconnaissance (ISR). Engine and aerodynamic efficiency, the development of bio-fuels, the validation of design processes for new lightweight materials, the development of electronic systems, noise control technologies and quality control all require the need for more robust simulation.

Electronics and Semiconductors:

We saw some recovery in the electronics and semiconductor segments during Q3, with a variety of market trends and initiatives driving the need for systems simulation. Increasing product complexity, emerging product segments in mobility and smart products, as well as the increased adaptation of electronics and software in other industries are all creating a technology convergence. Higher signal speed and bandwidth create increased electromagnetic interference, while expanding wireless and product mobility trends are driving more complex radio frequency and microwave designs. Mechatronics and software integration are also increasing, whereby electrical, electronics, mechanical and software sub-systems are being integrated in order to adapt a system design approach to optimize product requirements by using simulation earlier in the design cycle. Smart wireless devices with 3-D integrated circuit technology are driving hardware and software co-simulation. Chip-Package-System (CPS) solution initiatives continue to create significant opportunities, driven by today’s designs of high performance electronics that only a comprehensive suite of multiphysics tools like those of ANSYS can truly address.

7

Exhibit 99.2

INCOME STATEMENT HIGHLIGHTS

Q3 2012 MARGINS AND OUTLOOK: The non-GAAP gross and operating margins were 88.7% and 51.0% for the quarter and 88.1% and 50.4% for the first nine months of 2012.

Looking ahead into Q4 2012, on a consolidated basis, we are targeting a non-GAAP gross profit margin of approximately 88% and an operating margin of approximately 46% - 47%. As compared to other quarters, the non-GAAP operating margin in the fourth quarter is expected to be lower, primarily as a result of higher incentive compensation costs associated with commission accelerators that are typically achieved by sales personnel in the fourth quarter. For the Apache and Esterel businesses, these higher commissions are typically not associated with a significant corresponding revenue increase due to a substantial portion of the revenue in these businesses being spread over the license term.

Our preliminary outlook for 2013 assumes a non-GAAP gross profit margin of 87% - 88% and a non-GAAP operating margin of 47% - 48%.

Q3 2012 TAX RATE AND OUTLOOK: Our Q3 non-GAAP effective tax rate was 30.7% and our GAAP rate was 29.7%. Our YTD non-GAAP effective tax rate was 31.3% and the YTD GAAP rate was 30.5%. Looking ahead into Q4 2012, we are currently forecasting an effective tax rate of approximately 31.5% - 32.5%, excluding non-recurring items.

Our preliminary outlook for 2013 assumes an effective tax rate of 30.5% - 32.5%.

BALANCE SHEET AND CASH FLOW HIGHLIGHTS

•	Cash and short-term investments totaled $555 million as of September 30, 2012, of which 68% was held domestically.
•	The Company completed the acquisition of Esterel for $59.5 million, which included $13.1 million of acquired cash. The net cash outlay related to the acquisition was $46.4 million.
•	Cash flows from operations were $70.4 million for the third quarter of 2012 as compared to $66.3 million in the third quarter of 2011.
•	Consolidated net DSO of 38 days.
•	In Q3, we made the quarterly contractual principal payment of $26.6 million on our long-term debt. The total remaining debt balance of $79.7 million carries an effective interest rate of 1.11% for Q4.
•	Capital expenditures totaled $3.6 million for the third quarter and $17.9 million for the first nine months of 2012. We are currently planning for total 2012 capital expenditures in the range of $23 - $28 million.

8

Exhibit 99.2

SHARE COUNT AND SHARE REPURCHASE

We had 94.8 million fully diluted weighted average shares outstanding in Q3. The Company currently has 2.0 million shares remaining in its authorized share repurchase program. We are currently expecting approximately 95.0 – 95.5 million fully diluted shares outstanding in Q4 and for FY 2012, and 96.0 million outstanding for 2013.

STOCK-BASED COMPENSATION EXPENSE

	Three Months Ended		Year-to-Date
($ in thousands)	9/30/2012	9/30/2011	9/30/2012	9/30/2011
Cost of sales:
Software licenses	$369	$197	$1,139	$270
Maintenance & service	$558	$486	$1,680	$1,407

Operating expenses:
SG&A	$3,873	$3,211	$11,275	$9,162
R&D	$3,304	$2,214	$9,836	$5,735

Total expense before taxes	$8,104	$6,108	$23,930	$16,574
Related Income tax benefits	$(2,062)	$(1,293)	$(6,330)	$(3,797)
Expense, net of taxes	$6,042	$4,815	$17,600	$12,777

9

Exhibit 99.2

CURRENCY

CURRENCY IMPACT COMPARED TO Q3 2011: The 2012 third quarter revenue and operating income were unfavorably impacted by currency fluctuations of $5.9 million and $3.1 million, respectively. The 2012 YTD revenue and operating income were unfavorably impacted by currency fluctuations of $12.4 million and $5.5 million, respectively.

CURRENCY OUTLOOK: As we saw in the Q3 and YTD 2012 reported results, we will be impacted by currency fluctuations, particularly by rate movements in the Euro, British Pound and Japanese Yen. In our current outlook, we are adjusting our currency rate assumptions to the following for Q4 and for FY 2013: average rates in the range of 1.29 - 1.32 for the Euro, 1.60 - 1.63 for the British Pound and 78 – 81 for the Japanese Yen. This compares to our previous Q4 and FY 2012 guidance rate assumptions of 1.22 - 1.25 for the Euro, 1.55 - 1.58 for the British Pound and 76 - 80 for the Japanese Yen.

M&A

ACQUISITION OF ESTEREL TECHNOLOGIES:

As we have consistently articulated and demonstrated over many years, we view mergers and acquisitions as a strategic element of our long-term plan. As previously announced, on August 1, 2012, ANSYS successfully completed its acquisition of Esterel Technologies. Esterel designs and delivers a complete suite of critical system and software development products that address the requirements of high integrity control, graphics and interactive systems for industries like aerospace, defense, railways and energy. These critical industries are seeking integrated development solutions, spanning complete systems, multiphysics engineering and software engineering. This acquisition accomplishes all of these tasks. The new products and solutions we will develop with Esterel will enable our customers to further optimize their designs, verification and lifecycle processes by providing solutions that will remain modular, open and efficient. The combined solutions further enhance our systems-level simulation strategy and offer customers the highest quality and fidelity, meeting mission-critical industries’ most stringent certification standards. Integrating the two solutions will address key customer requirements being driven by the strong market trend of increasing Mechatronics and embedded software content in today’s products.

10

Exhibit 99.2

OUTLOOK

Q4 and FISCALYEAR 2012 UPDATED OUTLOOK:

Based on the first nine months’ performance, our current visibility, a general slowdown in customer procurement cycles, increased customer caution across pockets of all three major geographies, updates in currency rate assumptions and the inclusion of a full quarter of Esterel’s operations, we are updating our fourth quarter and 2012 full year guidance. For Q4 2012, we are providing non-GAAP revenue guidance in the range of $215.0 - $222.0 million and GAAP revenue guidance in the range of $211.3 - $218.3 million; non-GAAP diluted EPS in the range of $0.71 - $0.74 and GAAP diluted EPS in the range of $0.49 - $0.55. We are revising our previous outlook for the full year of 2012. As a result of factoring in all of the aforementioned changes, our outlook for FY 2012 non-GAAP revenues is in the range of $798.2 - $805.2 million, or top line consolidated growth in the 14% to 15% range, and GAAP revenue guidance in the range of $788.6 - $795.6 million. Our non-GAAP diluted EPS outlook for FY 2012 is $2.83 - $2.86 and we expect GAAP diluted EPS in the range of $2.04 - $2.10.

FISCALYEAR 2013 PRELIMINARY OUTLOOK:

We are providing a preliminary non-GAAP revenue outlook in the range of $885.0 - $910.0 million, or 10% - 14% top line growth, and GAAP revenue in the range of $880.6 - $905.6 million. Initially, our non-GAAP diluted EPS outlook for 2013 is $3.00 - $3.12 and our GAAP diluted EPS outlook is in the range of $2.29 - $2.43.

This preliminary outlook factors in updated currency rate assumptions, planned increases in sales capacity and other headcount additions, our current visibility around sales pipelines and forecasts, and the inclusion of Esterel for a full year in FY 2013. However, as we have said in the past, there are many things that we have no control over, such as the macro-economic environment, government and tax policies, and currency volatility. We have the benefit of a solid, repeatable business base; a diversified, geographic and industry footprint; and a world-class customer base.

CLOSING COMMENTS

As always, as we head into finishing out 2012 and entering into 2013, the emphasis will be a continued focus on execution and technological differentiation. Customer acceptance of our long-term vision and unique value proposition, coupled with the investments we are making in the business and in the expansion of our systems approach to simulation, make us very optimistic about our long-term opportunity. We continue to be propelled by a strong combination of a solid business model, loyal customers, dedicated channel partners, great technology and talented, committed employees across the globe, all of which will now be supplemented by the many positive elements that the Esterel business brings to ANSYS.

FORWARD-LOOKING STATEMENTS AND RISK FACTORS

Information provided by the Company or its spokespersons, including the above statements and any others in this document that refer to plans and expectations for the fourth quarter of 2012, FY 2012, FY 2013 and the future are forward-looking statements. The Company cautions investors that its performance (and, therefore, any forward-looking statement) is subject to risks and uncertainties. A detailed discussion of these risks and other factors that could affect ANSYS’ results is included in ANSYS’ SEC filings, including the report on Form 10-K for the year ended December 31, 2011, filed on February 23, 2012.

11

Exhibit 99.2

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ANSYS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures

(Unaudited)

(in thousands, except percentages and per share data)

	Three Months Ended
	September 30, 2012				September 30, 2011
	As			Non-GAAP	As			Non-GAAP
	Reported	Adjustments		Results	Reported	Adjustments		Results

Total revenue	$196,909	$2,923	(1)	$199,832	$172,935	$4,925	(4)	$177,860

Operating income	73,652	28,265	(2)	101,917	65,329	24,665	(5)	89,994

Operating profit margin	37.4%			51.0%	37.8%			50.8%

Net income	$51,619	$18,815	(3)	$70,434	$45,546	$16,557	(6)	$62,103

Earnings per share - diluted:
Diluted earnings per share	$0.54			$0.74	$0.48			$0.66
Weighted average shares - diluted	94,755			94,755	94,445			94,445

(1)	Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(2)	Amount represents $17.0 million of amortization expense associated with intangible assets acquired in business combinations, $8.1 million of stock-based compensation expense, the $2.9 million adjustment to revenue as reflected in (1) above and $0.2 million of transaction expenses related to the Esterel acquisition.

(3)	Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $9.5 million.

(4)	Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(5)	Amount represents $13.5 million of amortization expense associated with intangible assets acquired in business combinations, $6.1 million of stock-based compensation expense, the $4.9 million adjustment to revenue as reflected in (4) above and $0.2 million of transaction expenses related to the Apache acquisition.

(6)	Amount represents the impact of the adjustments to operating income referred to in (5) above, adjusted for the related income tax impact of $8.1 million.

12

Exhibit 99.2

ANSYS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures

(Unaudited)

(in thousands, except percentages and per share data)

	Nine Months Ended
	September 30, 2012				September 30, 2011
	As			Non-GAAP	As			Non-GAAP
	Reported	Adjustments		Results	Reported	Adjustments		Results
Total revenue	$577,270	$5,916	(1)	$583,186	$493,240	$4,925	(4)	$498,165

Operating income	212,614	$81,264	(2)	293,878	192,416	$60,072	(5)	252,488

Operating profit margin	36.8%			50.4%	39.0%			50.7%

Net income	$147,420	$54,040	(3)	$201,460	$133,218	$40,917	(6)	$174,135

Earnings per share - diluted:
Diluted earnings per share	$1.55			$2.12	$1.41			$1.85
Weighted average shares - diluted	94,958			94,958	94,268			94,268

(1)	Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(2)	Amount represents $50.6 million of amortization expense associated with intangible assets acquired in business combinations, $23.9 million of stock-based compensation expense, the $5.9 million adjustment to revenue as reflected in (1) above and $0.9 million of transaction expenses related to the Esterel acquisition.

(3)	Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $27.2 million.

(4)	Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(5)	Amount represents $36.6 million of amortization expense associated with intangible assets acquired in business combinations, $16.6 million of stock-based compensation expense, the $4.9 million adjustment to revenue as reflected in (4) above and $2.0 million of transaction expenses related to the Apache acquisition.

(6)	Amount represents the impact of the adjustments to operating income referred to in (5) above, adjusted for the related income tax impact of $19.2 million.

13

Exhibit 99.2

USE OF NON-GAAP MEASURES

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow our Company focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested, and the Company has historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Acquisition accounting for deferred revenue and its related tax impact. Historically, the Company has consummated acquisitions in order to support the Company’s strategic and other business objectives. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value. Although this acquisition accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP revenue in the reporting periods following an acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company provides non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangibles from acquisitions and its related tax impact. The Company incurs amortization of intangibles, included in its GAAP presentation of amortization expense, related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

14

Exhibit 99.2

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses, cost of maintenance and service, research and development expense and selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Specifically, the Company excludes stock-based compensation during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management is able to review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Transaction costs related to business combinations. The Company incurs expenses for professional services rendered in connection with business combinations, which are included in its GAAP presentation of selling, general and administrative expense. These expenses are generally not tax-deductible. Management excludes these acquisition-related transaction costs for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally would not have otherwise incurred these expenses in the periods presented as a part of its continuing operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure

Revenue	Non-GAAP Revenue
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

15